CONSULTING AGREEMENT


     THIS AGREEMENT, made effective as of September 15, 1999 between NORTH COUNTRY FINANCIAL CORPORATION (the
"Company"), with its principal executive offices at 130
South Cedar Street, Manistique, Michigan, and RONALD G.
FORD ("Executive").

                       RECITALS

     Executive has over 22 years of experience with the Company, NORTH COUNTRY BANK & TRUST (the "Bank"), and/or their affiliates and is currently employed as Chairman of the Board and Chief Executive Officer of the Company and the Bank. Executive possesses intimate knowledge of the business and affairs of the Company, the Bank, and their affiliates and their respective policies, markets and financial and human resources.
By virtue of his employment, Executive has acquired certain confidential information and data (as described further herein) with respect to the Company, the Bank, and their affiliates.

     The Company and the Bank desire to assure the continued services of Executive on their own behalf and/or on behalf of their affiliates following termination of his employment by the Company and the Bank for the period provided in this Agreement, and Executive is willing to continue to provide certain services to the Company, the Bank, and/or their affiliates for such period, upon the terms and conditions hereinafter set forth. In addition, the Company and the Bank wish to prevent Executive from competing with them for the period provided in this Agreement and Executive is willing to consent to such a limitation.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

     1. Consulting. As of the Retirement Date, as defined herein, Executive agrees to provide the services described in Paragraph 3 hereof for the period stated in Paragraph 2 hereof, subject to the other terms and conditions herein provided. For the purposes of this Agreement, "Retirement Date" means the day after the date the Executive leaves the full-time employ of the Company other than because of death or Disability (as defined in Paragraph 5A hereof).

     2. Term. The term shall commence as of the Retirement Date and shall continue until the tenth anniversary of such date, unless this Agreement is sooner terminated as hereinafter set forth (the
"Term").

     3. Duties. During the Term, Executive shall devote his best efforts and such of his business time, attention, skill and efforts as he deems necessary to consult with the executive officers of the Company and the Bank with respect to such matters as may be reasonably requested by the Company and the Bank;
provided, however, that nothing in this Agreement shall preclude Executive from devoting reasonable periods required for serving as a director or consultant to any business organization which does not involve a material conflict of interest with the Company's business, from engaging in charitable and community activities, and from managing his personal investments. The parties hereto acknowledge and agree that (i) Executive shall be free to reside and work at the geographical location of his choice, (ii) in most circumstances, Executive may respond to the Company's requests for his services by telephone, mail, facsimile or similar means of communication, (iii) in requiring Executive's services hereunder, the Company shall consider the reasonable convenience of Executive and the demands of his other commitments and shall require his physical attendance at meetings and events remote from his residence only in matters for which Executive's presence is essential;
(iv) the conduct and control of the consulting services to be performed hereunder shall be the sole responsibility of Executive, and (v) the Company shall have no power to direct or dictate Executive's schedule or the hours during which he shall be required to perform consulting services hereunder. The Company hereby acknowledges and agrees that Executive shall continue to receive compensation and benefits pursuant to this Agreement as set forth in Paragraph 4 hereof notwithstanding the failure or refusal of the Company to request the performance of consulting services by Executive hereunder. The Company may terminate this Agreement only for Cause as set out in Paragraph 5B hereof.

     4.   Compensation.  As compensation for the
services to be provided pursuant to this Agreement, Executive shall receive from the Company or its affiliates the compensation, expense reimbursement and other benefits set forth below:

          A. Cash Compensation. The Company will pay to Executive Seven Thousand Dollars ($7,000.00) per month for the Term. The payments shall be made on a monthly basis in arrears.

          B.   Reimbursement of Expenses.  The Company
     shall pay or reimburse Executive for all reasonable travel and other expenses incurred by Executive in the performance of his duties hereunder. Upon the Executive's request, the Company shall, during the Term and at its expense, furnish Executive with secretarial services and office space sufficient for the Executive to perform his duties hereunder at a location mutually convenient for the Company and the Executive.

          C.   Benefits.  For the Term, the Company
     shall continue to provide medical and dental benefits to the Executive and/or the Executive's spouse and dependents at the Company's expense in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliated companies applicable generally to other peer executives who are active employees and their spouse and dependents as in effect from time to time thereafter; provided, however, that (1) if the Executive becomes reemployed with another employer and is eligible to receive medical or other benefits under another employer provided plan, the medical and other benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility, provided that the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts, deductibles and costs to him, than the coverage required hereunder, and (2) that if the Executive and/or the Executive's spouse qualifies for coverage by Medicare or any successor program, the Company may require that the Executive and/or the Executive's spouse fully participate in Medicare and pay the premiums therefor personally.

          D.   Company Car.  The Executive shall have
     the right to purchase the car provided to him by the Company or its affiliates during the twelve
     (12) month period immediately preceding the Retirement Date (or a comparable car acceptable to the Executive if such car is no longer owned by the Company or its affiliates), at the book value thereof on the Retirement Date, exercisable within thirty (30) days after the Retirement Date. If the car is not purchased, Executive shall return the car to the Company.

     5.   Consequences of Executive's Death or
          Disability, Voluntary Termination or
          Termination by the Company for Cause.

          A.   Death or Disability.  Executive's
     obligations under this Agreement shall terminate upon the death or Disability of Executive. The
     Company's obligations to pay the cash compensation discussed in Paragraph 4A shall also terminate upon the death or Disability of Executive. The
     Company will have the obligation to reimburse the Executive for expenses allowed under Paragraph 4B hereof which were incurred prior to the date of death or Disability. Thereafter, the Company's obligations under Paragraph 4B will cease. The health benefits discussed in Paragraph 4C will continue for ten years from the Retirement Date, notwithstanding the death or Disability of Executive or, if shorter, until the death of the last to die of the Executive or his spouse. For purposes of this Agreement, the Executive shall have suffered a "Disability" if he is disabled within the meaning of the Company's long-term disability plan. If the Company does not have such a plan, the Executive shall have suffered a "Disability" if he is unable to perform his duties with or without reasonable accommodation for ninety (90) consecutive business days or one hundred twenty (120) business days in the aggregate during a 365-day period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative, provided if the parties are unable to agree, the parties shall request that the President of the Schoolcraft County Medical
     Society choose such physician.

          B.   Termination by the Company for Cause.
     The Company may terminate the Executive's employment hereunder for Cause. There will be Cause for termination under any of the following circumstances: (i) any act of Personal Dishonesty
     (as hereinafter defined) by the Executive; (ii) any act of Willful Misconduct (as hereinafter defined) by the Executive; (iii) any act by the Executive constituting a breach of his fiduciary duty to the Company which results or is intended to result in gain to, or personal enrichment of, the Executive at the Company's expense; or (iv) any breach by Executive of Paragraph 6A through 6D of this Agreement (noncompetition, confidential information, and nonsolicitation). For purposes of this Agreement: "Personal Dishonesty" means conduct on the part of the Executive which evinces a want of integrity or an intentional breach of trust and which directly causes (or the Board of Directors determines is reasonably likely to cause) material injury to the Company; and "Willful Misconduct" means conduct on the part of the Executive which evinces a deliberate disregard of the interest of the Company and which causes
     (or the Board of Directors determines is reasonably likely to cause) material injury to the Company. Executive acknowledges and agrees that after the Termination Date, he shall no longer be entitled to receive any of the compensation provided under Paragraph 4 hereof but that Paragraphs 6A through 6D hereof shall continue to apply to the extent provided therein.

          C. Termination by Executive. Executive may terminate this Agreement at any time by giving ninety (90) days' prior written notice to the Company. In such event, Executive shall receive no further compensation hereunder after the Termination Date as defined herein. After the Termination Date, the provisions of Paragraphs 6A through 6D hereof shall continue to apply to the extent provided therein. The term "Termination
     Date" shall mean (A) the date the Company notifies the Executive that his duties hereunder are being terminated for Cause; (B) the day after expiration of the ninety (90) day period specified in Paragraph 5C if this Agreement is terminated by the Executive pursuant to Paragraph 5C unless the Executive and the Company agree on an earlier date; provided, however, that (1) any such Notice of Termination shall be given in accordance with Paragraph 5D hereof, and (2) if a dispute exists concerning the termination, the Termination Date shall be the date on which the dispute is finally settled, either by mutual written agreement of the parties, or by arbitration as provided in Paragraph 7F hereof.

          D.   Termination Notice and Procedure.  Any
     termination by the Company for Cause as provided under Paragraph 5B hereof or by Executive as provided under Paragraph 5C hereof, shall be made by written Notice of Termination to the other party delivered by hand or certified mail (postage prepaid), return receipt requested, addressed, if to the Company, at its main office at 130 South
     Cedar Street, Manistique, Michigan, or if to the Executive, at the address set forth on the signature page of this Agreement (or such other address as shall be specified in writing by either party to the other). Any such Notice of Termination shall be made in accordance with the following procedures:

               (i)   Any Notice of Termination for
          Cause under Paragraph 5B shall indicate the specific termination provision in this
          Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination.
          Any termination of employment by Executive under Paragraph 5C shall state such fact therein.

               (ii)   Any Notice of Termination by the
          Company for Cause under Paragraph 5B hereof shall be approved by a resolution duly adopted by a majority of the Directors of the Company (or any successor corporation) then in office, specifying in detail the basis for such termination.

               (iii)   In the event of a purported
          termination by the Company for Cause, if within thirty (30) days following the date of receipt of the Notice of Termination, one party notifies the other that a dispute exists concerning the basis for termination, this Agreement shall not be terminated until the dispute is finally resolved either by mutual written agreement of the parties, or by arbitration as provided in Paragraph 7F hereof.


     6.   Obligations of Executive During and After the Term.

          A.   Competition.  Executive agrees that
     during the Term, and for the two-year period following the Term, he shall not, either directly or indirectly as an agent, stockholder, employee, officer, director, trustee, partner, member, proprietor or otherwise, render advice or assistance to (other than on behalf of the Company) or be employed by or render services to any person, company, business entity, or other organization which is engaged in the business of commercial banking within a sixty (60) mile radius of any branch office of the Bank or any other affiliated entity of the Company. The Company, Bank and any other affiliated entity of the Company are hereafter referred to as the "Company
     Affiliated Group."

          B. Confidential Information. The Executive shall not make any Unauthorized Disclosure. For purposes of this Agreement, "Unauthorized
     Disclosure" shall mean disclosure by the Executive without the consent of the Board of Directors to any person, other than an employee of the Company
     Affiliated Group or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties hereunder or as may be legally required, of any confidential information obtained by the Executive while rendering services to the Company
     Affiliated Group (including, but not limited to, any confidential information with respect to any of the Company Affiliated Group's customers or methods of operation) the disclosure of which he knows or has reason to believe will be materially injurious to the Company Affiliated Group;
     provided, however, that such term shall not include the use or disclosure by the Executive, without consent, of any information known generally to the public (other than as a result of disclosure by him in violation of this Paragraph
     6B) or any information not otherwise considered confidential by a reasonable person engaged in the same business as that conducted by the Company
     Affiliated Group.

          C.   Solicitation of Employees.  The
     Executive will not, during the Term and for the two-year period following the Term, directly or indirectly, induce, solicit, entice or procure any person who is an employee of the Company
     Affiliated Group, or has been such an employee within the three months preceding such contact by Executive, to terminate his or her employment with the Company Affiliated Group so as to accept employment with any person, company, business entity, or other organization whatsoever in which the Executive owns, directly or indirectly, at least a 5% equity interest or from which the Executive receives compensation.

          D. Solicitation of Customers. During the Term and for the two-year period following the Term, the Executive will not, directly or indirectly, contact any customer or prospective customer of the Company Affiliated Group with whom the Executive has had contact on behalf of the Company Affiliated Group during the two-year period preceding the date of termination of the Term or any customer or prospective customer about whom the Executive has obtained confidential information in connection with the Executive's services to the Company Affiliated Group during such two-year period so as to cause or attempt to cause such customer or prospective customer of the Company Affiliated Group not to do business or to reduce such customer's business with the Company Affiliated Group or divert any business from the Company Affiliated Group.

          E. Enforcement of Covenants. The Executive recognizes that irreparable and incalculable injury will result to the Company Affiliated
     Group, its businesses or properties in the event of his breach of any of the restrictions imposed by this Section 6. The Executive therefore agrees that, in the event of any such actual, impending or threatened breach, the Company or any affiliate thereof will be entitled, in addition to any other remedies and damages, to temporary and permanent injunctive relief (without the necessity of posting a bond or other security) restraining the violation, or further violation, of such restrictions by the Executive and by any other person or entity for whom the Executive may be acting or who is acting for the Executive or in concert with the Executive.

     7.   General Provisions.

          A.   Successors and Assigns.  (i) This
     Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. The term "Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

               (ii)  Neither this Agreement nor any
     right or interest hereunder shall be assignable or transferable by the Executive, nor shall Executive's rights hereunder be subject to encumbrance or to the claims of the Executive's creditors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, Estate, executors, administrators, heirs and beneficiaries.

          B.   Enforcement.  The provisions of this
     Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

          C.   Amendment.  This Agreement may not be
     amended or modified except by written instrument executed by the Company and Executive.

          D.   Independent Contractor.  The parties
     hereto acknowledge and agree that Executive shall be an independent contractor during the Term and that he shall not be deemed an employee of the Company. In acknowledging that he is providing services as an independent contractor, Executive acknowledges and agrees that, except as specifically provided in Paragraph 4 hereof, he shall not be entitled to participate in any insurance, qualified or nonqualified benefit plans or other fringe benefits provided by the Company to its employees and that, except as required by federal, state or local law, the Company shall not be required to withhold nor shall the Company withhold any income, social security, unemployment or other taxes or similar payments from the amounts payable to Executive hereunder. In the event the Company shall be required by law to withhold any such taxes or payments from amounts payable to Executive under Paragraph 4 hereof, the amounts payable to Executive thereunder shall be reduced accordingly.

          E.   Governing Law.  This Agreement and the
     rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Michigan without giving effect to its principles of conflicts of laws.

          F.   Arbitration.  Any controversy or claim
     arising out of or relating to this Agreement, or the breach thereof, other than a controversy or claim arising in connection with Section 6 hereof
     (the noncompetition, confidentiality and nonsolicitation provisions) where the Company is seeking injunctive relief, shall be settled exclusively by arbitration by a single arbitrator mutually agreed to by the disputing parties in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect. Such arbitration will be held in Manistique, Michigan or such other place as is mutually agreed to by the disputing parties.
     Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator may award costs and reasonable attorneys' fees to the prevailing party in such an arbitration.

          G.   Notice.  Notices given pursuant to this
     Agreement shall be in writing and shall be considered to be given and received in all respects when personally delivered, when transmitted by facsimile or on the second business day following the date deposited in the United
     States mail, certified mail, postage pre-paid, return receipt requested, addressed to the parties as set forth below or at such other address as each party may specify by notice to the other party, or in the case of a facsimile, to the facsimile number indicated:

        If to Company:   North Country Financial Corporation
                         130 South Cedar Street
                         Manistique, Michigan  49854
                         Attention:  President
                         Facsimile:  906.341.8702

        If to Executive: HC 01, Box 3288A
                         Manistique, Michigan  49854
                         Attention:  Ronald G. Ford
                         Facsimile:  906.341.5992

          H. No Waiver. No waiver by either party at any time of any breach of the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

          I. Headings. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                         NORTH COUNTRY FINANCIAL CORPORATION:



                         By:  /s/  Paulette M. Demers
                            ------------------------------
                         Title:  Secretary


                        EXECUTIVE:



                           /s/  Ronald G. Ford
                         ---------------------------------
                         Ronald G. Ford